Spector & Wong, LLP.

Certified Public Accountants

CONSENT OD SPECTOR & WONG, LLP

INDEPENDENT AUDITOR

We consent to the use of our report dated March 18, 2004 on the financial statement of Age Research Incorporated, as of December 31, 2003, included herein and to the reference made to us.

We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the option "Experts".

/s/ Spector & Wong, LLP

Pasadena, California

March 30, 2004